                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    (as filed with the Securities and Exchange Commission on April 19, 1999)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN REAL ESTATE INVESTMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

NOTES

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                      620 WEST GERMANTOWN PIKE, SUITE 200
                           PLYMOUTH MEETING, PA 19462
                                 (610) 834-7950
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999
                            ------------------------

To our Stockholders:

    We invite you to attend our 1999 Annual Meeting of Stockholders at 10:00 a.m., local time, on June 3, 1999, at the Park Hyatt Philadelphia at the Bellevue located at Broad Street and Walnut Street, Philadelphia, Pennsylvania 19102. At the meeting, holders of the Company's Common Stock will vote on the following proposals, together with any other business that may properly come before the meeting:

    1. To elect two Class II directors to serve until the Annual Meeting of Stockholders to be held in 2002 or until their respective successors are duly elected and qualified.

    2. To approve the adoption of an Agreement and Plan of Merger to effect a change of the Company from a Maryland corporation to a Maryland statutory real estate investment trust.

    3. To approve an amendment to our Articles of Incorporation changing the name of the Company to "Keystone Property Trust Corp." if Proposal 2 above is not approved.

    4. To transact other business which properly comes before the annual meeting or its adjournment.

    The Board of Directors has fixed the close of business on April 26, 1999 as the record date for the 1999 Annual Meeting. Only holders of record of the Company's Common Stock as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

    A Proxy Statement, form of Proxy and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1998 accompany this notice.

    All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person. The proposals and other information relating to the annual meeting are described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,
                                          Timothy A. Peterson,
                                          Secretary

April 30, 1999
Plymouth Meeting, PA

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                      620 WEST GERMANTOWN PIKE, SUITE 200
                           PLYMOUTH MEETING, PA 19462
                                 (610) 834-7950
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of American Real Estate Investment Corporation, a Maryland corporation (the "Company"), and the holders of preferred stock, par value $.001 per share (the "Preferred Stock") of the Company, in connection with the solicitation by the Company's Board of Directors (the "Board") of Proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Park Hyatt Philadelphia at the Bellevue located at Broad Street and Walnut Street, Philadelphia, Pennsylvania 19102 on Thursday, June 3, 1999, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

    This Proxy Statement and form of Proxy are first being mailed to such stockholders on or about April 30, 1999. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by the stockholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. Unless revoked or unless contrary instructions are given, each Proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote, as applicable:

        (1) FOR the election of the two director nominees listed under "Proposal One-Election of Directors Proposal" to serve as Class II directors for a three-year term (the "Election of Directors Proposal");

        (2) FOR the approval and adoption of an Agreement and Plan of Merger to effect a change of the Company from a Maryland corporation to a Maryland statutory real estate investment trust, all as more fully described in this Proxy Statement (the "Business Trust Proposal");

        (3) FOR the approval of an amendment to our Articles of Incorporation (the "Charter") changing the name of the Company to "Keystone Property Trust Corp." if the Business Trust Proposal is not approved, as more fully described in this Proxy Statement (the "Name Change Proposal"); and

        (4) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS PROPOSAL, FOR THE BUSINESS TRUST PROPOSAL AND FOR THE NAME CHANGE PROPOSAL.

                               QUORUM AND VOTING

RECORD DATE; QUORUM

    The Board has fixed the close of business on April 26, 1999 as the record date (the "Record Date") for the Meeting. Only holders of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") on the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments and postponements thereof. The Common Stock is the only class of voting stock of the Company currently issued and outstanding which is entitled to vote at the Meeting. The holders of the Company's Preferred Stock are entitled to notice of, but not entitled to vote such shares, at the Meeting. On the Record Date, there were 7,501,747 shares of Common Stock outstanding and entitled to vote at the Meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting on each matter properly brought before the meeting, exercisable in person or by properly executed proxy.

    The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, in person or by properly executed proxy, is necessary to constitute a quorum. A quorum is necessary for any action to be taken at the Meeting. Shares of Common Stock represented at the Meeting in person or by properly executed proxy but not voted will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

VOTES REQUIRED FOR APPROVAL

    With respect to "Proposal One--Election of Directors Proposal", assuming a quorum is present, the plurality of the votes cast at the Meeting will be sufficient to elect a director.

    With respect to "Proposal Two--Business Trust Proposal", pursuant to the Charter, the affirmative vote of a majority of all of the shares of Common Stock entitled to vote at the Meeting is required.

    With respect to "Proposal Three--Name Change Proposal", pursuant to the Charter, the affirmative vote of a majority of all of the shares of Common Stock entitled to vote at the Meeting is required.

    With respect to other matters which properly come before the Meeting, assuming a quorum is present, unless any statute or the Charter provides otherwise, the majority of all the votes cast at the Meeting is sufficient to approve any other matter which properly comes before the Meeting.

PROXIES; ABSTENTIONS; BROKER NON-VOTES

    All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are given on a properly returned proxy, your proxy will be voted "FOR" the Election of Directors Proposal; "FOR" the Business Trust Proposal; "FOR" the Name Change Proposal; and, to the extent permitted by applicable rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournment or postponement thereof.

    Abstentions and broker non-votes are each included in the determination of the number of shares present at the Meeting for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers generally have discretionary authority to vote on routine matters, but will not have discretionary authority to vote on the Business Trust Proposal. Abstentions are counted for determining the total number of votes cast with respect to a proposal and thus, generally will be counted as a vote "AGAINST" that proposal. Since a plurality of the votes cast is required for the Election of Directors Proposal, abstentions will not be counted for purposes of the Election of Directors Proposal. Broker non-votes are not counted in determining the total number of votes cast with respect to the Election of Directors Proposal and, therefore, are counted neither as a vote "FOR" nor "AGAINST" this proposal. The affirmative vote of a majority of all shares of Common Stock entitled to vote at the Meeting is required to approve the Business Trust Proposal and the Name Change Proposal. Therefore, abstentions and broker non-votes will have the same effect as a vote "AGAINST" such proposals.

    Stockholders may revoke their proxies at any time prior to their use by delivering written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but mere attendance at the Meeting will not revoke a proxy.

OTHER BUSINESS; ADJOURNMENTS

    The Board is not currently aware of any business to be acted upon at the Meeting other than as described herein. If other matters are properly brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxies, to the extent permitted by applicable rules of the Securities and Exchange Commission, will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. The Company does not currently intend to seek an adjournment of the Meeting.

                                  PROPOSAL ONE
                         ELECTION OF DIRECTORS PROPOSAL

    The By-laws of the Company provide for a Board of Directors of no fewer than three nor more than fifteen members, divided into three classes, with the exact number of directors to be designated from time to time by resolution of the Board. Currently, the Board consists of nine members. However, effective as of the date of the Meeting, the Board will consist of seven members until otherwise designated by the Board. The three classes have staggered terms of office so that the terms of office of directors of only one class expires at each Annual Meeting of Stockholders and the directors of that class are elected for three year terms and until his or her successor is elected and duly qualified or until his or her earlier death, resignation or removal. The following table lists the name, class designation and age for each director:

NAME                                                                                  CLASS         AGE
---------------------------------------------------------------------------------     -----         ---
Michael J. Falcone...............................................................           I           63
Francesco Galesi.................................................................           I           67
Jeffrey E. Kelter................................................................           I           44
Robert J. Branson................................................................          II           50
Timothy B. McBride...............................................................          II           53
Evan Zucker......................................................................          II           33
David H. Lesser..................................................................         III           33
David F. McBride.................................................................         III           52
James R. Mulvihill...............................................................         III           34

    The term of office of the Class III directors will expire at the annual meeting of stockholders to be held in 2000 and the term of office of the Class I directors will expire at the annual meeting of stockholders to be held in 2001. The term of office of the three Class II directors (Messrs. Branson, Timothy McBride and Zucker) expires at the Meeting. The Board has determined that, effective as of the Meeting, the Board will be reduced to seven members, consisting of two Class I directors, two Class II directors and three Class III directors. Set forth below are the nominees for Class II directors. Mr. Kelter has resigned as a Class I director effective as of the Meeting in order to stand for election as a Class II director. In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the Meeting for such other person as the Board may recommend.

NOMINEES FOR CLASS II DIRECTORS

    MR. KELTER has been President of the Company since the transactions consummated in December 1997 which transformed the Company into an industrial and office real estate investment trust (the "1997 Reorganization"). He was appointed Chief Executive Officer in December 1998. Mr. Kelter was elected as a Class II Director in November 1997 as part of the 1997 Reorganization, and was re-elected as a Class I Director at the 1998 Annual Meeting. He has over 18 years of experience in all phases of commercial real estate including development, third-party management and construction. Upon graduating from Trinity College in Hartford, Connecticut in 1976, Mr. Kelter was employed by The Bankers Trust Corporation where he was an assistant treasurer in the Corporate Finance division. In 1982, Mr. Kelter was employed by Vector Properties in Tulsa, Oklahoma, where he was in charge of the development and finance of several downtown Tulsa office building renovations. In 1982, Mr. Kelter founded Penn Square Properties, Inc. in Philadelphia and served as chief executive officer and president. Prior to the 1997 Reorganization, Mr. Kelter also served on the Board of Directors of the Central Philadelphia Development Corporation
(CPDC), a non-profit urban planning commission.

    MR. PLATT, 39, serves as Principal and President of JER International, with primary responsibility for all J.E. Robert Companies' international investments and operations. In addition to his international responsibilities, Mr. Platt serves on the firm's Investment Committee. Prior to joining J.E. Robert Companies in 1999, Mr. Platt served as a Managing Director of Morgan Stanley. Mr. Platt was the founder of and had primary responsibility for managing the global real estate investment business for Morgan Stanley Asset Management ("MSAM"). MSAM manages over $2 billion in private real estate and listed real estate securities worldwide for institutional and individual investors. Mr. Platt is a graduate of Williams College and received an MBA from Harvard Business School. He is a member of the advisory boards of the National Multi Housing Council, The Wharton Real Estate Center and the MIT Center for Real Estate. He is also a member of The Urban Land Institute, the National Association of Real Estate Investment Trusts, the Pension Real Estate Association and the Association of Foreign Investors in Real Estate.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES.

DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS (TERM EXPIRES IN 2001)

    MR. FALCONE has been a director of the Company since August 1998 as a result of the acquisition by the Company of a portfolio of 11 office properties and one industrial property in northern New York (the "Pioneer Portfolio") in which Mr. Falcone had a significant interest. He founded the Pioneer Group in 1975, the predecessor to the Pioneer Development Company, one of the largest developers of commercial office properties in northern New York. He currently serves as Chairman of Pioneer Development Company. Prior to the founding of the Pioneer Group, he co-founded the Pyramid Companies, another real estate development firm. Mr. Falcone is Chairman of the Board of Directors of First National Bank of Rochester and serves on the Corporate Advisory counsel for the Syracuse University School of Management. He is a graduate of Syracuse University.

    MR. GALESI has been a director of the Company since May 1998 as a result of the acquisition by the Company of a portfolio of properties in which Mr. Galesi had a significant interest. Since 1969, he has been the Chairman and Chief Executive Officer of the Galesi Group, which includes companies engaged in distribution, manufacturing, real estate and telecommunications industries. He is a director of MCI-WorldCom, Inc. Mr. Galesi was a director of ATC Communications Group until ATC merged with WorldCom in 1992. Mr. Galesi also serves as a director of Amnex, Inc. and Walden Residential Properties, Inc. Mr. Galesi is a graduate of Princeton University.

CLASS III DIRECTORS (TERM EXPIRES IN 2000)

    MR. LESSER has been a director of the Company since December 1997; he was elected director as part of the 1997 Reorganization. He formed Hudson Bay Partners, L.P. in May 1996 and is the President of its general partner. From April 1995 to May 1996, he was the Senior Vice President for Business Development of Crescent Real Estate Equities Company in charge of acquisition, finance and strategic investments. From July 1988 to April 1995, Mr. Lesser worked for Merrill Lynch & Co. in the Real Estate Investment Banking Division where he was a Director. Mr. Lesser received a B.S. and M.B.A. from Cornell University.

    MR. DAVID F. MCBRIDE has been a director and the Chairman of the Board of the Company since December 1997; he was elected director and Chairman of the Board as part of the 1997 Reorganization. He served as Secretary of the Company from January 1998 until December 1998. He has served as Chief Executive Officer of McBride Enterprises, Inc. and affiliated family real estate, construction and brokerage companies since 1987 and has been a director of McBride Enterprises, Inc. and such enterprises since 1975. Mr. McBride served as a Director of Midlantic Corporation, Midlantic National Bank and various subsidiaries for thirteen years prior to their merger with PNC Bank in 1996. Prior to 1987, he was a partner in the law firm of Harwood Lloyd from 1981 to 1987, a partner in the law firm of Murphy, Ellis & McBride from 1977 to 1981, and an associate in the firm of Robinson, Wayne & Greenberg from 1973 to 1977, all located in New Jersey. He received B.A. and J.D. degrees from Georgetown University in 1969 and 1973, respectively. He remains Of Counsel to Harwood Lloyd and is a member of the bars of New Jersey and New York.

    MR. MULVIHILL was Chairman of the Board of the Company from December 1993 until December 1997. Since 1990, Mr. Mulvihill has been actively investing in the Denver real estate market. In 1993, he formalized his activities with the formation of Black Creek Capital, LLC, a firm specializing in Denver real estate investment, including residential and commercial land development, tax exempt housing and golf course construction and ownership. From November 1992 to November 1993, he was Senior Vice President of Finance and Acquisitions at Jerry
J. Moore Investments, an owner and manager of shopping centers in Texas. From January 1992 to November 1992, Mr. Mulvihill was a Vice President of Chemical Bank's Real Estate Investment Banking Group, where he managed the Real Estate Owned Distribution Group. From 1986 to January 1992, Mr. Mulvihill was an officer of Manufacturers Hanover Trust Company's Real Estate Banking and Investment Banking Groups. Mr. Mulvihill graduated from Stanford University in 1986 with a B.A. in Political Science.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board held a total of 15 meetings in 1998. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he served other than Mr. Branson, who attended ten of the 15 Board meetings and both of the meetings of the Audit Committee (as defined below). The Board of Directors has an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and an Executive Committee (the "Executive Committee"). The Board of Directors does not have a standing nominating committee.

    AUDIT COMMITTEE. The Audit Committee, currently comprised of Messrs. Branson and Galesi, makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal accounting controls and performs such other functions as directed by the Board. The Audit Committee met two times during 1998. If Mr. Platt is elected as a director at the Meeting, the Board intends to elect Mr. Platt to replace Mr. Branson on the Audit Committee.

    COMPENSATION COMMITTEE. The Compensation Committee, currently comprised of Messrs. Timothy B. McBride and Mulvihill, administers the Company's stock incentive plans, determines executive officer compensation and performs such other duties as from time to time are designated by the Board. The Compensation Committee met three times in 1998. The Board intends to elect David F. McBride to replace Timothy B. McBride on the Compensation Committee.

    EXECUTIVE COMMITTEE. The Executive Committee, currently comprised of Messrs. Kelter, Lesser and David F. McBride, (i) supervises and maintains the financial affairs of the Company, (ii) is authorized to enter into acquisitions, dispositions and development projects not exceeding $25 million per transaction, and to enter into financing arrangements not exceeding $18.75 million per transaction and (iii) performs such other duties as from time to time are designated by the Board. The Executive Committee met eight times in 1998.

DIRECTOR COMPENSATION

    Directors who are also employees of the Company receive no compensation for their service as directors. The Directors who are not also employees of the Company (the "Outside Directors") received $15,000 for serving as a Director in 1998. Each Outside Director who served as a director for the entire year received 1,035 shares of Common Stock in April 1999 in lieu of cash compensation. Messrs. Falcone and Galesi received only 377 and 676 shares of Common Stock, respectively, which represented prorated compensation for the period of time each served as a director in 1998. The shares of Common Stock were issued to the Outside Directors at $14.50 per share of Common Stock (the closing price of the Common Stock on December 11, 1998, the date the Board approved the issuance of the Common Stock in lieu of the cash compensation).

    The Company reimburses the directors for out of pocket expenses incurred in connection with their activities on behalf of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the Compensation Committee consisted of Messrs. Timothy McBride and Mulvihill. Neither of them is currently an officer of the Company and, other than as described below, neither of them has any other business relationship or affiliation with the Company, except his service as a director. Mr. Mulvihill was Chairman of the Board of the Company from December 1993 until December 1997.

    SPIN-OFF. As part of the Company's 1997 Reorganization, the Company organized and agreed to spin-off at a later date a subsidiary of the Company to enable Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office and industrial sectors. The terms of the spin-off have not yet been determined.

    MANAGEMENT COMPANY. Through the Operating Partnership's 100% ownership of the preferred stock of American Real Estate Management Inc. (the "Management Company"), the Operating Partnership is entitled to receive 95% of the amounts paid as dividends by the Management Company. The remaining amounts paid as dividends by the Management Company are paid to the holders of common stock of the Management Company. To date, the Management Company has not declared or paid any dividends. McBride Hudson Bay, L.P. owns 30% of the common stock of the Management Company. Mr. Timothy McBride has an interest in McBride Hudson Bay, L.P. The Operating Partnership, in the normal course of business, advances funds to the Management Company to fund working capital needs. The Operating Partnership has a management agreement with the Management Company for property management and leasing services. Under the terms of this Agreement the Management Company receives a management fee based upon a percentage of rent for all properties it manages. In 1998, the Management Company received $1,119,000 in management fees from the Company. In addition, the Management Company is reimbursed for the salaries of certain employees involved in management and operations of the Company's properties and earns leasing commissions on leases brokered by its employees. In 1998, the Management Company received $294,000 in such reimbursements and $84,000 in leasing commissions. The Company believes that the management fee paid to the Management Company is based upon competitive rates.

                                  PROPOSAL TWO
                            BUSINESS TRUST PROPOSAL

    At a meeting of the Board held on April 21, 1999, the Board approved the reorganization of the Company from a Maryland corporation to a Maryland statutory real estate investment trust ("Trust"), subject to stockholder approval. To effect this change to a Trust, the Company will merge with and into a newly formed Trust, with the Trust as the surviving entity. The terms of the proposed merger are more fully set forth in the Agreement and Plan of Merger (the "Agreement and Plan of Merger"), a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL

    If the stockholders approve the Business Trust Proposal, the Company will effect a reorganization in which the Company's business form is changed from a corporation to a statutory real estate investment trust, which is an organizational form permitted under Maryland law. To effect the change to a Trust, the Company will merge, in accordance with the Agreement and Plan of Merger, with and into a newly formed Trust, with the Trust as the surviving entity. When the merger becomes effective:

    (i) the Company will cease to exist;

    (ii) the Trust will succeed to all of the business, assets and liabilities of the Company;

   (iii) the name of the surviving entity will be "Keystone Property Trust";

    (iv) each outstanding share of Common Stock and Preferred Stock of the Company automatically will be converted into one share of common stock or preferred stock of the Trust, as the case may be, representing beneficial interests in the Trust;

    (v) each option or warrant to purchase a share of Common Stock of the Company automatically will be converted into an option or warrant to purchase a share of common stock of the Trust; and

    (vi) the Company will request that the American Stock Exchange change the Company's listing symbol from "REA" to "KTR."

    Each share of common stock and preferred stock in the Trust will entitle the holder thereof to the same voting rights to which such stockholder was entitled immediately prior to the merger, and it will not be necessary for stockholders of the Company to surrender or exchange their existing stock certificates for new stock certificates of the Trust.

    The stockholders of the Company have previously approved the Company's 1994 Non-Employee Stock Option Plan and the Company's Amended and Restated 1993 Omnibus Incentive Plan (collectively, the "Plans"). Approval of the Business Trust Proposal will consititute shareholder approval of the adoption of the Plans by the Trust.

    The Board does not believe that the change to a Trust will result in any material change in the Company's business or operations, or otherwise have any adverse effect on the Company's financial statements. The Company will continue to maintain its executive offices at the same location it currently occupies.

    It is anticipated that the change to a Trust will be effected after receipt of stockholder approval at a time and date designated by the Board in its discretion. The Agreement and Plan of Merger provides that the merger may be abandoned by the Board of Directors after approval by the stockholders and prior to the effective time of the merger. No federal or state regulatory requirements must be complied with or approvals obtained in connection with the merger, other than approval by the stockholders.

REASONS FOR THE PROPOSED CHANGE TO A TRUST

    - The Board has determined that the change to a Trust would result in substantial franchise tax savings for the Company in certain jurisdictions in which the Company owns properties.

    - The Board does not believe that the change to a Trust will have any material adverse effect on the Company's operations or that the change to a Trust will materially increase the legal exposure of any of the Company's officers, directors or stockholders.

    A comparison of the rights of the Company's stockholders as stockholders of a "corporate entity" and as stockholders of a statutory "real estate investment trust" is set forth below.

COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS AS STOCKHOLDERS OF A MARYLAND "CORPORATION" AND AS STOCKHOLDERS OF A MARYLAND STATUTORY "REAL ESTATE INVESTMENT TRUST"

    As a result of the merger, the Company and the rights of its stockholders, directors and officers will be governed by Maryland statutory law dealing with Maryland statutory real estate investment trusts, by the Trust's Declaration of Trust (the "Declaration of Trust") and by the Trust's bylaws (the "Trust Bylaws") rather than by Maryland law dealing with corporations and the Charter and Bylaws. A copy of the Declaration of Trust which was filed with the State of Maryland is attached to this Proxy Statement as Exhibit B. The Board reserves the right to make such further modifications to the Declaration of Trust as it deems advisable to effect the intent of the Business Trust Proposal. Copies of Trust Bylaws, the Company's Charter and Bylaws are available for inspection at the principal executive offices of the Company and will be sent to stockholders upon request.

    The following discussion of the material similarities and differences to the Company and its stockholders, directors and officers resulting from the change to a Trust is not intended to be complete and is qualified in its entirety by reference to Exhibit B to this Proxy Statement and applicable Maryland law as it applies to corporations and Maryland statutory real estate investment trusts. Stockholders should be aware that Maryland law (including statutory law and common law) governing Maryland statutory real estate investment trusts is less developed than Maryland law governing corporations. As a result, there may be certain matters as to which the Maryland law governing Maryland statutory real estate investment trusts is not settled and as to which the specific effects on the rights and obligations of the stockholders, trustees and officers of the Trust cannot be definitively determined at this time. Nonetheless, for the reasons set forth above and in light of the known material similarities and differences, the Board believes that the merger is in the best interests of the Company's stockholders and recommends its approval.

    RESTRICTIONS ON INVESTMENT. A Maryland statutory real estate investment trust, unlike a corporate entity, must hold, either directly or through other entities, at least seventy-five percent (75%) of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high grade, short-term securities and receivables. The Company, as it is currently organized, is not subject to such a restriction, but based upon the current allocations of the Company's assets, the Board does not believe that this restriction on investment will materially affect the Company or its operations.

    CAPITAL STOCK. Both the Charter and the Declaration of Trust authorize the same number of shares of capital stock and designate the same number of shares as common stock, excess stock and preferred stock, except that in the case of a "trust" the terms "common stock," "excess stock" and "preferred stock" refer to specified beneficial interests in the trust. Both the Charter and the Declaration of Trust permit the Board to issue shares of preferred stock from time to time and in one or more classes or series, to specify the number of shares of such series and to determine the applicable designations, preferences, conversion and other rights, voting powers, restrictions, rights and limitations as to dividends, qualifications or terms and conditions of redemption, within the limits established by law from time to time. Also, under each of the Charter and the Declaration of Trust, the Board may reclassify any unissued shares of capital stock as either common stock, excess stock or preferred stock without further action by the stockholders.

    INDEMNIFICATION OF DIRECTORS/TRUSTEES, OFFICERS, EMPLOYEES AND
AGENTS. Under Maryland law, a Maryland statutory real estate investment trust has the power to indemnify or advance expenses to trustees, officers, employees and agents of the Maryland statutory real estate investment trusts to the same extent as is permitted under the Maryland General Corporation Law (the "MGCL") with respect to a corporation.

    LIABILITIES OF DIRECTORS/TRUSTEES AND STOCKHOLDERS. Under the MGCL, a director of a corporation is generally immune from liability to the Company for such director's actions so long as the director acts in good faith, with care and in a manner the director believes to be in the best interests of such corporation. Stockholders of the Company generally are not obligated to the Company or its creditors under the MGCL with respect to stock owned by the stockholders, except to the extent that the subscription price of such stock has not been paid or liability is imposed under other provisions of the MGCL. In a Maryland statutory real estate investment trust, the stockholders and trustees are not personally liable for the obligations of the Maryland statutory real estate investment trust except in the case of bad faith, willful misfeasance, gross negligence or, in the case of a trustee, reckless disregard of the trustee's duties. The declaration of trust of a Maryland statutory real estate investment trust may include any provision expanding or limiting the liability of its trustees and officers to the trust or its stockholders for money damages. In addition, the declaration of trust may include provisions limiting the liability of its trustees, officers, employees and agents so that no person shall be liable to the Maryland statutory real estate investment trust or to any stockholder for money damages except for the liability of a trustee or officer resulting from (i) acts or omissions involving active or deliberate dishonesty established by final judgment or (ii) an improper benefit or profit in money, property or services. The Declaration of Trust includes such a provision limiting the liability of the Trust's trustees, officers, employees and agents.

    ACTIONS BY DIRECTORS/TRUSTEES WITHOUT A MEETING. Under the MGCL, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting by unanimous written consent. Pursuant to the Declaration of Trust, any action of the Trustees may be taken without a meeting by written consents of a majority of the Trustees.

FEDERAL TAX CONSEQUENCES

    The following material is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

    The merger will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. For Federal income tax purposes, no gain or loss will be recognized by the stockholders of the Company on the automatic conversion of their shares of the Company into shares of the Trust as a result of the merger. Each stockholder will have a basis in shares of the Trust equal to the basis in the stockholder's shares of the Company immediately prior to the effective date of the merger and the stockholder's holding period of shares of the Trust will include the period during which the stockholder held the corresponding shares of the Company, provided that such shares were held by the stockholder as a capital asset on the effective date of the merger. No gain or loss will be recognized by the Company or by the Trust as a result of the merger.

    Each stockholder is advised to consult with his or her attorney or tax advisor as to the Federal, state or local tax consequences of the proposed merger in view of his or her individual circumstances.

RIGHTS OF DISSENTING STOCKHOLDERS

    Section 3-202 of the MGCL provides that stockholders of a Maryland corporation do not have appraisal rights when the stock of the corporation is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the transaction to which the stockholder objects.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of the shares of Common Stock entitled to be voted at the Meeting will be required to approve this proposal.

    THE BOARD RECOMMENDS A VOTE FOR THE BUSINESS TRUST PROPOSAL.

                                 PROPOSAL THREE
                              NAME CHANGE PROPOSAL

    The Board has approved, and deems it advisable that the Company's stockholders approve and adopt, an amendment to the Charter to change the Company's name from "American Real Estate Investment Corporation" to "Keystone Property Trust Corp." if the Business Trust Proposal is not approved. If the Business Trust Proposal is approved, the Company's name automatically will be changed to "Keystone Property Trust". Under the Maryland General Corporation Law, a change in corporate name requires an amendment to a corporation's articles of incorporation. Pursuant to the Charter, an amendment to the Charter must be approved by the affirmative vote of a majority of all the shares of Common Stock entitled to vote at the Meeting.

    The Board believes that changing the name of the Company is an important step in the Company's transition from a multi-family residential real estate investment trust into an industrial and office real estate investment trust.

    The Board believes that the adoption of the proposed amendment to the Charter is advisable and in the best interests of the Company and its shareholders if the Restructuring Proposal is not approved. Accordingly, the Board is proposing that Article 1 of the Charter be amended to change the name of the Company to "Keystone Property Trust Corp." if the Restructuring Proposal is not approved.

    The full text of Article 1 of the Charter, is proposed to be amended as follows:

    "The name of the corporation is: Keystone Property Trust Corp."

    If approved, the Amendment would become effective upon filing with the Secretary of State of the State of Maryland, which would take place as soon as practicable following the Meeting if the Restructuring Proposal is not approved. Upon approval and implementation of the change in the Company's name from "American Real Estate Investment Corporation" to "Keystone Property Trust Corp." the Company will request that the American Stock Exchange change the Company's listing symbol from "REA" to "KTR."

    THE BOARD RECOMMENDS A VOTE FOR THE NAME CHANGE PROPOSAL.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding named executive officers and other executives of the Company.

NAME                                         AGE                         POSITION
---------------------------------------      ---      ----------------------------------------------
David F. McBride(1) (2)................          52   Chairman
Jeffrey E. Kelter(1) (2)...............          44   President and Chief Executive Officer
Timothy A. Peterson(2).................          33   Executive Vice President; Chief Financial
                                                      Officer; Secretary
Stephen J. Butte(2)....................          39   Senior Vice President; Chief Investment
                                                      Officer
John B. Begier.........................          33   Senior Vice President--Acquisitions
Charles C. Lee.........................          35   Senior Vice President--Marketing and Leasing
Francis K. Ryan........................          39   Senior Vice President--Property Operations
Timothy E. McKenna(2)..................          35   Vice President--Finance; Treasurer
Jennifer A. Pancoast...................          35   Vice President--Leasing
Jeffrey D. Anderson....................          46   Vice President--Operations

------------------------

(1) Denotes a member of the Board of Directors. See "Election of Directors Proposal" for additional information.

(2) Denotes a named executive officer of the Company.

    MR. PETERSON has served as Chief Financial Officer of the Company since August 1998 and as Secretary since December 1998. Prior to joining the Company in 1998, Mr. Peterson held a variety of positions with Post Properties, Inc. including, most recently, Executive Vice President, Finance. While at Post Properties, Inc., which he joined in 1989, Mr. Peterson managed all capital markets activities, maintained all rating agency relationships and oversaw accounting, budgeting and financial reporting functions. Mr. Peterson is a Certified Public Accountant, is a member of the National Association of Real Estate Investment Trusts and currently serves as Co-Chairman of its Accounting Committee and Adjunct member of the Best Financial Practices Task Force. He is a member of the Tax Policy Advisory Board of the National Realty Committee and the University of Florida Real Estate Advisory Board.

    MR. BUTTE has served as Senior Vice President and Chief Investment Officer of the Company with primary responsibility for acquisition due diligence and financing since December 1997. From 1988 to December 1997, Mr. Butte worked at Penn Square Properties, Inc. Prior to joining Penn Square Properties, Inc., he spent five years in public accounting as a manager in the audit department of Asher & Company, specializing in providing financial and accounting services to companies in the real estate industry. Mr. Butte is a Certified Public Accountant.

    MR. BEGIER has served as Senior Vice President of the Company since December 1997 with primary responsibility for the Company's acquisition activities. Mr. Begier joined Penn Square Properties, Inc. in 1995 and worked there until December 1997. Prior to working for Penn Square Properties, Inc., he worked for eight years as a real estate broker with the Pennsylvania office of Cushman & Wakefield where he was responsible for leasing, sales and acquisition of commercial and industrial properties.

    MR. LEE has served as Senior Vice President of the Company since March 1998 with primary responsibility for the Company's leasing and marketing activities. From September 1997 until March 1998, he was the regional leasing director for the Philadelphia region of Equity Office Properties. Mr. Lee was with Penn Square Properties, Inc. from 1987 to September 1997 where he was responsible for leasing and marketing activities for various commercial properties. Prior to working for Penn Square Properties, Inc. he was an

Assistant Portfolio Manager in the Private Banking Division of the Boston Safe Deposit and Trust Company.

    MR. RYAN has served as Senior Vice President of the Company since December 1997 with primary responsibility for the Company's property operations and management activities. Mr. Ryan worked at Penn Square Properties, Inc. from 1991 to December 1997 where he was responsible for the management of various commercial offices and industrial properties. Prior to working for Penn Square Properties, Inc. Mr. Ryan worked for four years as a senior property manager for Cushman & Wakefield's Pennsylvania office and as a project manager for American Building Maintenance from 1984 through 1986. Mr. Ryan is certified as a Real Property Administrator by the Building Owners and Managers Association.

    MR. MCKENNA has served as Vice President and Treasurer of the Company since January 1998. Mr. McKenna was previously employed as a Senior Manager in the Real Estate Services Group of Arthur Andersen LLP's Philadelphia office. He has over 12 years experience providing consulting and accounting services to publicly and privately-owned real estate companies; over 11 years of his experience was obtained as an employee of Arthur Andersen LLP. Mr. McKenna is a Certified Public Accountant.

    MS. PANCOAST has served as Vice President of the Company since December 1997 with responsibility for the Company's leasing activities related to office properties. Prior to rejoining Penn Square Properties, Inc. in October 1995, she spent two years with Bell Atlantic Properties, the real estate subsidiary of Bell Atlantic, where she was director of property management for over 600,000 square feet of properties located in the Philadelphia region. From September 1990 until September 1993 she was responsible for leasing over 600,000 square feet of office properties located in Philadelphia for Penn Square Properties, Inc. From September 1986 until September 1990, she worked as a real estate broker for The Flynn Company, a manager and developer of office and industrial properties in the Philadelphia region.

    MR. ANDERSON has served as Vice President of the Company since August 1998 with primary responsibility for the operations and management of the properties located in New York State. Mr. Anderson was previously employed by Pioneer Management Services Company, an affiliate of Pioneer Development, LLC since March 1996 as director of property management where he managed over five million square feet of office and retail properties located in the northeastern region of the United States. From March 1993 until March 1996, he was vice president of property management for United Properties, Inc. a developer and manager of commercial properties located in Minneapolis, Minnesota. Prior to March 1993, he was director of property management for the Trammell Crow Company's Milwaukee, Wisconsin office for three years and managed over six million square feet of office and industrial properties. He has over twenty years of property management experience.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth, for the three years ended December 31, 1998, the compensation earned by or paid to each of the Company's chief executive officers who served in such capacity during such fiscal year, as well as the four (4) most highly compensated executive officers of the Company serving as an executive officer of the Company on December 31, 1998.

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                              ANNUAL COMPENSATION            ----------------------
                                     -------------------------------------   RESTRICTED  SECURITIES
                                                              OTHER ANNUAL     STOCK     UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION(1)       YEAR   SALARY    BONUS   COMPENSATION   AWARDS(2)   OPTIONS(#)   COMPENSATION
-----------------------------------  ----  --------  -------  ------------   ---------   ----------   ------------
Jeffrey E. Kelter..................  1998  $200,000  $    --    $  9,600(3)    7,586           --         $ --
  President and Chief                1997  $  7,692  $    --    $     --          --           --         $ --
  Executive Officer(1)               1996  $     --  $    --    $     --          --           --         $ --

David F. McBride...................  1998  $200,000  $    --    $  9,600(3)    3,793           --         $ --
  Chairman(1)                        1997  $  7,692  $    --    $     --          --           --         $ --
                                     1996  $     --  $    --    $     --          --           --         $ --

John B. Begier.....................  1998  $125,000  $    --    $205,257(4)    7,112      102,500         $ --
  Senior Vice President(5)           1997  $  1,538  $    --    $     --          --           --         $ --
                                     1996  $     --  $    --    $     --          --           --         $ --

Charles C. Lee.....................  1998  $125,000  $    --    $126,486(6)    3,793       87,500         $ --
  Senior Vice President              1997  $     --  $    --    $     --          --           --         $ --
                                     1996  $     --  $    --    $     --          --           --         $ --

Stephen J. Butte...................  1998  $125,000  $    --    $  5,000(7)    3,793       87,500         $ --
  Senior Vice President(5)           1997  $  4,038  $    --    $     --          --           --         $ --
                                     1996  $     --  $    --    $     --          --           --         $ --

------------------------------

(1) Mr. Kelter and Mr. McBride became executive officers of the Company on December 12, 1997 as part of the 1997 Reorganization. Mr. Kelter was named as Chief Executive Officer in December 1998.

(2) Restricted stock awards were granted on December 11, 1998 at $14.50 per share. These awards vest over a two-year period from the grant date.

(3) Consists of automobile allowance paid to these executives in 1998.

(4) Comprised of (i) $200,257 paid for leasing and property brokerage services provided by Mr. Begier to the Management Company, and (ii) $5,000 automobile allowance. Does not include $567,900 paid by the Management Company to Mr. Begier in 1998 for commissions earned by Mr. Begier as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

(5) Mr. Begier and Mr. Butte became executive officers of the Company on December 12, 1997 as part of the 1997 Reorganization.

(6) Comprised of (i) $121,486 paid for leasing and brokerage services provided by Mr. Lee to the Management Company and (ii) $5,000 automobile allowance.

(7) Mr. Butte received a $5,000 automobile allowance. Does not include $86,930 paid by the Management Company to Mr. Butte in 1998 for commissions earned by Mr. Butte as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1998

    The following table provides information with respect to the above named executive officers regarding options or stock appreciation rights ("SARs") granted to such persons during the Company's year ended December 31, 1998. No SARs were granted in 1998. Options granted in 1998 vest over either a two, three or five year period and have an exercise price equal to the market price on the date of the grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                                                                              POTENTIAL REALIZABLE
                                                                                                                   VALUES AT
                                                                                                              ASSUMED ANNUAL RATE
                                      NUMBER OF     PERCENT OF TOTAL                                                OF STOCK
                                      SECURITIES      OPTIONS/SARS                                             PRICE APPRECIATION
                                      UNDERLYING       GRANTED TO      EXERCISE OR    VESTING                   FOR OPTION TERM
                                     OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    PERIOD IN   EXPIRATION   --------------------
NAME                                   GRANTED        FISCAL YEAR       PER SHARE      YEARS        DATE         5%        10%
-----------------------------------  ------------   ----------------   -----------   ---------   ----------   --------  ----------
David F. McBride...................         --              --               --         --              --          --          --

Jeffrey E. Kelter..................         --              --               --         --              --          --          --

John B. Begier.....................     37,500            6.2%           $16.50          5(1)       1/9/08    $389,129  $  986,128

                                        65,000           10.8%           $14.50          3(2)     12/11/08    $592,733  $1,502,102

Charles C. Lee.....................     37,500            6.2%           $16.50          5(1)       1/9/08    $389,129  $  986,128

                                        50,000            8.3%           $14.50          3(2)     12/11/08    $455,949  $1,155,463

Stephen J. Butte...................     37,500            6.2%           $16.50          5(1)       1/9/08    $389,129  $  986,128

                                        50,000            8.3%           $14.50          3(2)     12/11/08    $455,949  $1,155,463

------------------------

(1) These options vest on the following schedule:

Year 1 through Year 2         0%
Year 3                       20%
Year 4                       40%
Year 5                       40%

(2) These options vest one-third each year over a three-year period.

    During the year ended December 31, 1998, none of the executive officers exercised any stock options or SARs.

EMPLOYMENT AGREEMENTS

    On December 12, 1997, the Company entered into employment agreements with each of David F. McBride and Jeffrey E. Kelter to serve as the Chairman and President of the Company, respectively. The initial term of each such agreement is for three years with successive one-year renewal terms thereafter until terminated. Each agreement provides for an annual base salary of $200,000 together with such additional compensation as may be awarded from time to time by the Board and further provides that each of Messrs. McBride and Kelter shall devote substantially all of their working time to the Company's business activities. In February 1999, the Compensation Committee approved an increase in Mr. Kelter's annual compensation to $250,000. In the event of the death, disability or termination of the employment without cause or the involuntary termination of such executive's employment, the executive is entitled to receive a lump sum payment equal to the executive's base salary plus the prior year's bonus times the longer of one year or the remainder of the term of the employment agreement. Each agreement also restricts such executive from engaging in activities in competition with the Company in the ownership, development, construction, management or operation of office or industrial properties (except that David F. McBride may continue to be a director of certain McBride-family real estate related companies) during his term of employment and during the period during which he serves as a director of the Company and ending one year after the later of the termination of his employment and the date he ceases to be a director of the Company.

    On August 15, 1998, the Company entered into an employment agreement with Timothy A. Peterson to serve as the Senior Vice President and Chief Financial Officer of the Company for an initial term of two years with successive one-year renewal terms thereafter until terminated. The agreement provides for an annual base salary of $200,000 together with such additional compensation as may be awarded from time to time by the Board, including a minimum bonus of $100,000 in the second year of the term, and further provides that Mr. Peterson receive stock options with respect to 50,000 shares of Common Stock. Under the agreement, the Company has loaned $392,600 to Mr. Peterson on an interest-free, recourse basis to enable him to purchase 25,000 shares of Common Stock of which, $33,333.33 will be forgiven on each of the first three anniversaries of his employment, if he is employed by the Company on such date. The Company has also agreed to reimburse Mr. Peterson for certain costs he incurred in connection with his relocation. In the event of the death or disability of Mr. Peterson, the stock options initially granted to him under the employment agreement would become immediately vested. In the event of a termination of Mr. Peterson's employment without cause or for good reason or an involuntary termination of such employment, Mr. Peterson is entitled to receive a lump sum payment equal to his base salary plus the prior year's bonus, or, if greater, $100,000. In addition, upon such a termination, the stock options initially granted under the agreement become immediately vested and $300,000 of the loan made, to Mr. Peterson by the Company to permit his purchase of Company stock will be forgiven. The agreement provides that, in the event that Mr. Peterson's employment with the Company terminates for any reason other than death, disability or cause within the one-year period to follow a change in control (as defined in the agreement) of the Company, Mr. Peterson is entitled to receive a lump sum equal to two times the sum of his base salary and the prior year's bonus, all outstanding unvested options held by Mr. Peterson will become vested and exercisable, and the loan described above will be forgiven. The agreement also restricts Mr. Peterson from engaging in activities in competition with the Company in the ownership, development, construction, management or operation of office or industrial properties during his term of employment and during the period during which he serves as a director of the Company and ending one year after the later of the termination of his employment and the date he ceases to be a director of the Company.

                   BOARD OF DIRECTORS COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING PREVIOUS FILINGS THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE PERFORMANCE GRAPH FOLLOWING IT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board was formed in January 1998 and is composed of two of the Company's independent outside directors, Messrs. Timothy McBride and Mulvihill. The Compensation Committee is responsible for administering the policies which govern the Company's executive compensation.

OBJECTIVES OF EXECUTIVE COMPENSATION

    The Compensation Committee strives to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of its stockholders. As a result, the Compensation Committee focuses on incentive awards, such as stock option grants, restricted stock awards and deferred income awards (as described below), as opposed to large salary increases, to emphasize performance related incentive compensation. In establishing compensation for executive officers, the Compensation Committee considers industry data, the recommendations of third-party consultants and the Company's financial performance and industry position.

INCENTIVE REWARDS

    The Compensation Committee currently grants stock option and other incentive awards to the executive officers under the Company's Amended and Restated 1993 Omnibus Incentive Plan (the "Omnibus Plan"). In addition, the Company has granted certain interest-free loans to certain executive officers of the Company, and has agreed to guarantee loans obtained by certain executive officers of the Company, in order for these executive officers to acquire the Company's Common Stock. Such loans and guarantees are granted to provide incentive to improve stockholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at the market price of the Common Stock at the date of grant to ensure that executive officers can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefited. The Compensation Committee determines those executive officers who will receive incentive award grants and the size of such awards.

CHAIRMAN AND CEO COMPENSATION

    The salary paid to David F. McBride (Chairman) and Jeffrey E. Kelter (President and Chief Executive Officer) in 1998 was set by their respective employment agreements. The incentive awards, which consisted of grants of restricted stock, awarded for 1998 performance to Messrs. David McBride and Kelter were based on a number of factors, including: (i) the significant growth in the Company's funds from operations per share, property portfolio, and market capitalization during 1998; (ii) compensation levels of chief executive officers of other office and industrial real estate investment trusts, based in part on a peer group survey prepared by Arthur Andersen LLP; and (iii) the impact of the compensation arrangements on the Company's earnings and funds from operations. The Compensation Committee did not separately rank the importance of each of those factors and did not follow a formula in arriving at the compensation arrangements that were approved.

EXECUTIVE OFFICER COMPENSATION

    In determining the salary and incentive awards granted to the other executive officers, the Compensation Committee considered the same factors that it considered in awarding compensation and incentive awards to Messrs. David F. McBride and Kelter, and also considered the recommendations of Messrs. David F. McBride and Kelter.

ANNUAL REVIEW

    The Compensation Committee annually evaluates the performance of the President and Chief Executive Officer and the other executive officers of the Company, as well as the Company's performance. In setting the salary levels for compensation, the Compensation Committee compares the total annual compensation of the President and the other executive officers to the executive compensation of executive officers of other publicly-held REITs. Personal performance can include such qualitative factors as organizational and management development exhibited from year to year. Generally the Compensation Committee will meet prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and will meet again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

$1 MILLION LIMIT ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation meets certain "performance-based" requirements. The Company does not expect any compensation in excess of the Section 162(m) limitations to be paid in the foreseeable future, and has generally not endeavoured to structure compensation to be eligible for an exception under Section 162(m). However, option grants under the Omnibus Plan have generally been structured with the intent that such grants be qualified for an exemption from Section 162(m).

    The Compensation Committee believes that it has designed and implemented a compensation structure which provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

    Submitted by the Compensation Committee:

       Timothy B. McBride
       James R. Mulvihill

                         SHARE PRICE PERFORMANCE GRAPH

    The Company's Common Stock first commenced public trading on November 10, 1993 in connection with the Company's underwritten initial public offering of common stock. The graph set forth below compares, for the period of November 10, 1993 through December 31, 1998, the cumulative total return to holders of Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("NAREIT Index"). Total return values for the S&P 500, the NAREIT Index and the Common Stock were calculated based on cumulative total return assuming the investment of $100 on November 10, 1993, and assuming reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           AMERICAN REAL ESTATE INVESTMENT CORPORATION COMMON STOCK,
                         S&P 500 AND THE NAREIT INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AMERICAN REAL ESTATE    S&P 500       NAREIT

           Investment Corporation      Index   Equity (IN %)
Dec-93                     100.00     100.00          100.00
Jan-94                     109.55     103.35          102.91
Feb-94                     102.82     100.56          107.38
Mar-94                      96.18      96.19          103.40
Apr-94                      97.84      97.44          105.16
May-94                      92.23      99.02          107.50
Jun-94                      88.82      96.58          105.31
Jul-94                      99.07      99.77          104.79
Aug-94                     103.56     103.84          105.11
Sep-94                     100.05     101.33          103.15
Oct-94                     107.96     103.65           99.58
Nov-94                     102.93      99.85           96.15
Dec-94                      99.32     101.31          103.17
Jan-95                      99.32     103.94          100.92
Feb-95                     104.10     107.97          103.41
Mar-95                     105.96     111.17          103.00
Apr-95                     105.96     114.41          102.97
May-95                     105.96     118.92          107.35
Jun-95                     117.41     121.72          109.05
Jul-95                     127.90     125.77          110.93
Aug-95                     122.17     126.11          112.26
Sep-95                     125.99     131.40          114.19
Oct-95                     129.81     130.94          111.74
Nov-95                     121.23     136.70          112.76
Dec-95                     123.47     139.23          118.92
Jan-96                     129.35     143.97          120.88
Feb-96                     135.23     145.30          122.29
Mar-96                     134.62     146.70          121.63
Apr-96                     138.64     148.86          122.24
May-96                     138.64     152.70          125.40
Jun-96                     140.05     153.28          127.04
Jul-96                     133.87     146.51          128.00
Aug-96                     135.93     149.60          133.03
Sep-96                     131.22     158.02          135.35
Oct-96                     134.40     162.38          139.37
Nov-96                     137.57     174.65          145.72
Dec-96                     151.79     171.19          160.86
Jan-97                     160.46     181.89          162.66
Feb-97                     164.80     183.31          162.33
Mar-97                     164.21     175.78          161.98
Apr-97                     166.43     186.28          157.52
May-97                     161.99     197.62          162.16
Jun-97                     174.72     206.47          170.04
Jul-97                     178.13     222.90          175.29
Aug-97                     218.98     210.42          174.87
Sep-97                     292.15     221.94          190.13
Oct-97                     266.85     214.53          184.99
Nov-97                     277.21     224.46          188.99
Dec-97                     358.31     228.32          193.45
Jan-98                     317.61     230.84          192.43
Feb-98                     328.07     247.49          189.16
Mar-98                     376.37     260.16          192.55
Apr-98                     374.02     262.80          186.28
May-98                     369.90     258.28          184.97
Jun-98                     328.75     268.77          183.72
Jul-98                     328.75     265.91          171.79
Aug-98                     285.89     227.46          155.58
Sep-98                     279.02     242.03          164.39
Oct-98                     286.28     261.71          161.35
Nov-98                     259.88     277.57          163.72
Dec-98                     314.33     293.57          159.59

------------------------

* The NAREIT Index (consisting of 210 REITs with a total market capitalization of approximately $138.3 billion at December 31, 1998) is maintained by the National Association of Real Estate Investment Trusts, Inc., is published monthly, and is based on the last closing prices of the preceding month.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of April 26, 1999, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as well as shares of Common Stock beneficially owned by all directors and executive officers of the Company and all directors and executive officers of the Company as a group. The table also includes the number of OP Units owned, as of April 26, 1999, by such persons. Any owner of OP Units may convert its OP Units into shares of Common Stock or, at the election of the Company, the cash equivalent thereof (the "Conversion Right"). As of April 26, 1999, the Company had 7,501,747 shares of Common Stock outstanding, not including 6,988,542 shares reserved for issuance upon conversion of OP Units, 300,000 shares reserved for issuance upon conversion of Convertible Preferred Units, 800,000 shares reserved for issuance upon conversion of Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") and 1,314,250 shares reserved for issuance upon conversion of OP Unit and Common Stock warrants, and other outstanding options.

                                                  AMOUNT AND
                                                  NATURE OF
NAME AND ADDRESS OF BENEFICIAL                    BENEFICIAL        PERCENT OF
HOLDER OR IDENTITY OF GROUP                        OWNER(1)            CLASS       OWNERSHIP OF OP UNITS
--------------------------------------------  ------------------  ---------------  ---------------------
Jeffrey E. Kelter...........................          721,222             6.31%             613,636(2)
  c/o American Real Estate
  Investment Corporation
  620 W. Germantown Pike, Suite 200
  Plymouth Meeting, PA 19462

Robert J. Branson...........................           78,307(3)             *               22,727(3)
  Linden & Branson
  1133 Connecticut Avenue NW
  Suite 902
  Washington, DC 20036

James R. Mulvihill..........................          363,612(4)          3.18%             216,402(4)
  5700 Piedmont
  Cherry Hills Village, CO 80111

David H. Lesser.............................        1,948,087(5)         17.05%             181,818(5)
  c/o Hudson Bay Partners II, L.P.
  237 Park Avenue, Suite 900
  New York, NY 10017

David F. McBride............................          435,189(6)          3.81%             299,442(6)
  c/o American Real Estate
  Investment Corporation
  620 W. Germantown Pike, Suite 200
  Plymouth Meeting, PA 19462

Francesco Galesi............................          830,471(7)          7.27%             829,795(7)
  c/o Galesi Management Corporation
  100 State Street
  Albany, NY 12207-1800

Michael J. Falcone..........................              377                *              122,948(8)
  c/o Pioneer Development Company
  250 South Clinton Street
  Syracuse, NY 13202-1258

                                                  AMOUNT AND
                                                  NATURE OF
NAME AND ADDRESS OF BENEFICIAL                    BENEFICIAL        PERCENT OF
HOLDER OR IDENTITY OF GROUP                        OWNER(1)            CLASS       OWNERSHIP OF OP UNITS
--------------------------------------------  ------------------  ---------------  ---------------------
Timothy B. McBride..........................          398,556             3.49%             221,137(9)
  4939 Quebec Street Northwest
  Washington, DC 20016

Evan Zucker.................................          127,636(10)         1.12%              29,391(10)
  1670 Broadway--Suite 3350
  Denver, CO 80202

Timothy A. Peterson.........................           28,793                *                    0
  c/o American Real Estate
  Investment Corporation
  620 W. Germantown Pike, Suite 200
  Plymouth Meeting, PA 19462

Stephen J. Butte............................           15,293                *                    0
  c/o American Real Estate
  Investment Corporation
  620 W. Germantown Pike, Suite 200
  Plymouth Meeting, PA 19462

Timothy E. McKenna..........................            6,138                *                    0
  c/o American Real Estate
  Investment Corporation
  620 W. Germantown Pike, Suite 200
  Plymouth Meeting, PA 19462

Hudson Bay Partners II, L.P. ...............        1,936,363(5)         16.95%             181,818(5)
  237 Park Avenue, Suite 900
  New York, NY 10017

CRA Real Estate Securities, L.P. ...........          703,296(11)         6.15%                   0
  259 Radnor-Chester Road
  --Suite 200
  Radnor, PA 19087

New York State Common Retirement Fund.......          720,743             6.31%                   0
  633 Third Avenue, 31st Floor
  New York, NY 10017

AEW Targeted Securities Fund, L.P. .........        1,212,120(12)        10.61%                   0
  225 Franklin Street
  Boston, MA 02109
  Attn: AEW TSF, L.L.C.

All Officers and Directors as a group.......        4,953,681            43.35%           2,537,296

------------------------

*   Less than 1%.

(1) Includes shares issuable on exercise of the Conversion Right if such right is exercisable within 60 days of April 26, 1999.

(2) Includes 613,636 shares of Common Stock issuable on exercise of the Conversion Right; which number includes a warrant to purchase 250,000 OP Units held by Mr. Kelter.

(3) Includes 34,545 shares of Common Stock held by a limited liability company in which Mr. Branson is a principal owner, 10,909 shares of common stock held through a limited partnership interest in McBride Branson Associates and 22,727 shares of Common Stock issuable on exercise of the Conversion Right with respect to OP Units beneficially owned through a limited partnership interest in McBride Hudson Bay, L.P.

(4) Includes 76,389 OP Units and 190 shares held by Mr. Mulvihill's wife, as to which Mr. Mulvihill disclaims any beneficial interest. Includes 128,456 and 2,194 OP Units held by Mr. Mulvihill's parents and siblings, respectively, and 57,359 shares directly and indirectly owned by Mr. Mulvihill's parents, as to which Mr. Mulvihill disclaims any beneficial interest.

(5) Includes 300,000 shares of Common Stock issuable to Hudson Bay Partners II, L.P. upon exercise of a stock purchase warrant at an exercise price of $11.00 per share, which expires on December 12, 2004. Mr. Lesser is President, sole director and sole shareholder of Hudson Bay Partners, Inc., the general partner of Hudson Bay Partners II, L.P., and, as a result of such affiliation, may be deemed to have shared voting and dispositive power over the 1,754,545 shares of Common Stock owned by Hudson Bay Partners II, L.P.; however, Mr. Lesser expressly disclaims beneficial ownership of any Common Stock not directly owned by him. Also includes 181,818 shares of Common Stock issuable on exercise of the Conversion Right with respect to OP Units beneficially owned by Hudson Bay through a limited partnership interest in McBride Hudson Bay, L.P.

(6) Includes 1,031 shares of Common Stock owned by a limited liability corporation in which Mr. McBride has an ownership interest and 101 shares of Common Stock owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is a trustee. Also includes a warrant to purchase 125,000 OP Units held by Mr. McBride. Also includes 299,442 shares of Common Stock issuable on exercise of the Conversion Right with respect to 294,572 OP Units beneficially owned through a limited partnership interest in McBride Hudson Bay, L.P. and 4,870 OP Units owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is the sole trustee.

(7) Includes 829,795 shares of Common Stock issuable upon exercise of the Conversion Right on such OP Units. All of Mr. Galesi's ownership is held through various corporations in which Mr. Galesi owns a controlling ownership interest.

(8) The OP Units are subject to a lock-up agreement contained in the Pioneer Contribution Agreement prohibiting exercise of the Conversion Right on such OP Units until after August 19, 1999. Includes 5,391 OP Units beneficially owned through a limited partnership interest in Pioneer Partners I, L.P.

(9) Includes 11,364 shares of Common Stock held jointly by Mr. McBride and his wife and 1,290 shares of Common Stock owned by a limited liability corporation in which Mr. McBride has an ownership interest and 202 shares of Common Stock owned by a trust, in the name of Mr. McBride's mother, for which Mr. McBride is the sole trustee. Also includes 221,137 shares of Common Stock issuable on exercise of the Conversion Right with respect to 211,977 OP Units beneficially owned through a limited partnership interest in McBride Hudson Bay, L.P. and 9,160 OP Units owned by a trust, in the name of Mr. McBride's mother, for which Mr. McBride is the sole trustee.

(10) Includes 29,391 shares of Common Stock issuable on exercise of the Conversion Right; which number includes 1,027 of such OP Units held by Mr. Zucker's parents and siblings, as to which Mr. Zucker disclaims beneficial ownership.

(11) These shares of Common Stock are beneficially owned by accounts managed by CRA Real Estate Securities, L.P. and CRA Real Estate Securities, L.P. expressly disclaims beneficial ownership of any shares of Common Stock not directly owned by it.

(12) Includes 1,212,120 shares of Common Stock issuable upon conversion of 800,000 shares of Preferred Stock which are beneficially owned by accounts managed by AEW Targeted Securities Fund, L.P. AEW Targeted Securities Fund, L.P. expressly disclaims beneficial ownership of any shares of Common Stock or Preferred Stock not directly owned by it. These shares of Series A Convertible Preferred Stock are convertible at $16.50 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    ISSUANCE OF STOCK AND LOAN TO MR. KELTER. On April 26, 1999, the Company issued 100,000 shares of Common Stock to Mr. Kelter in return for a promissory note in the amount of $1.3 million. The purchase price of $13 per share represented the market price of the Common Stock on the date of the grant by the Compensation Committee. The note is an interest-free demand note which is forgivable by the Company over a seven-year period. In addition, the loan will be forgiven if Mr. Kelter is no longer employed by the Company after a change of control of the Company. If Mr. Kelter's employment is terminated for any reason other than a change of control, Mr. Kelter must repay the loan or surrender shares of Common Stock to the Company (at a value of $13 per share) sufficient to repay the outstanding principal balance of the Note. The Company granted certain registration rights to Mr. Kelter.

    EMPLOYMENT AGREEMENT. In connection with his employment as Chief Financial Officer of the Company in August 1998, Mr. Peterson entered into an employment agreement with the Company. As part of the conditions of his employment agreement, the Company has loaned $392,600 to Mr. Peterson in order for him to acquire 25,000 shares of the Company's common stock on an interest-free, recourse basis and the Company has agreed to reimburse him for certain costs he incurs in connection with his relocation.

    EMPLOYEE LOAN GUARANTEES BY COMPANY. The Company has agreed to guarantee loans obtained by certain executive officers of the Company in order for these executive officers to acquire the Company's Common Stock. As of April 26, 1999, the Company has guaranteed approximately $687,000 of such loans.

    OP UNITS. On April 30, 1998, the Company, through the Operating Partnership, issued 1,362,940 OP Units to the Galesi Group and its affiliates, which includes Francesco Galesi, a director of the Company, as part of the Company's acquisition of a ten building portfolio of office and industrial facilities in Albany, New York (collectively, the "Galesi Portfolio"). The purchase price of the Galesi Portfolio of approximately $58 million was funded through the assumption of approximately $18.0 million in debt, $18.5 million from our senior secured revolving credit facility and the issuance of the OP Units. The sellers of the Galesi Portfolio were not affiliated with the Company or the Operating Partnership prior to the transaction. The Company based its determination of the purchase price of the Galesi Portfolio on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined through arm's length negotiation between the Company and the sellers. Francesco Galesi became a director of the Company on May 5, 1998, as part of the acquisition of the Galesi Portfolio.

    On August 19, 1998, the Company, through the Operating Partnership, issued 1,170,893 OP Units to various entities affiliated with Pioneer Development Company, LLC and Michael J. Falcone, a director of the Company, as part of the Company's acquisition of the Pioneer Portfolio located in northern New York State. The purchase price of the Pioneer Portfolio, including closing costs, was approximately $87.6 million and was funded through the assumption of approximately $5.5 million in debt, $51.0 million from the Company's senior secured revolving credit facility, the issuance of the OP Units and the issuance of 720,743 shares of Common Stock for an aggregate purchase price of $11.4 million to the New York State Common Retirement Fund as a partial repayment of certain indebtedness encumbering certain properties in the Pioneer Portfolio. As part of this transaction, the Company and the Operating Partnership also agreed to acquire three additional office properties and were given an option to acquire two additional properties. The sellers of the Pioneer Portfolio were not affiliated with the Company or the Operating Partnership prior to acquisition of the Pioneer Portfolio. The Company based its determination of the purchase price of the Pioneer Portfolio on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's length negotiation between the Company and the sellers. Michael J. Falcone became a director of the Company on August 19, 1998, as part of the acquisition of the Pioneer Portfolio.

    COMMON STOCK. On July 9, 1998, the Company sold in a private placement 1,092,051 shares of Common Stock for an aggregate purchase price of $18,018,841 ($16.50 per share) to several institutional purchasers including 102,051 shares of Common Stock which were sold to certain accounts managed by CRA Real Estate Securities, L.P. (a beneficial owner of more than 5% of the Common Stock (a "5% Holder")) and 990,000 shares of Common Stock which were sold to certain accounts managed by Morgan

Stanley Asset Management, Inc. Russell Platt, a Class II director nominee, served as a Managing Director of Morgan Stanley Asset Management, Inc. at that time. Mr. Platt currently serves as Principal and President of JER International. The purchase price was determined through arm's length negotiation between the Company and the purchasers. The purchase price will be adjusted on the earlier of the first business day after the first anniversary of the closing or the first business day after the occurrence of certain events if the average price of the Company's Common Stock for a 30-day period preceding such date is greater than $19.50 or less than $15.50 per share of Common Stock. The Company granted certain registration rights to the purchasers.

    SPIN-OFF. As part of the 1997 Reorganization, the Company organized and agreed to spin-off at a later date a subsidiary of the Company to enable Messrs. Mulvihill and Zucker, each directors of the Company, to pursue real estate investment opportunities other than in the office and industrial sectors. The terms of the spin-off have not yet been determined.

    LEASES. The Company has leases with companies in which David F. McBride is an officer, and for certain of these companies, a shareholder. As of April 26, 1999, the annual aggregate base rental revenue under these leases was approximately $235,000. The Company has a lease for approximately 17,575 square feet with a company in which Michael Falcone serves as Chairman. As of April 26, 1999, the annual aggregate base rental revenue for this lease is approximately $354,000. The Company has a lease for approximately 73,000 square feet with a company in which Francesco Galesi is an executive officer and a beneficial owner of common stock. As of April 26, 1999, the annual aggregate base rental revenue for this lease is approximately $481,000.

    PAYMENTS FOR SERVICES TO AFFILIATES OF DIRECTORS. The Company incurred costs during 1998 related to capital and tenant improvements of $397,000, leasing commissions of $92,000, repair and maintenance costs and other costs of $55,000 which were earned by companies in which the Company's Chairman and one of its directors are officers and shareholders.

    MANAGEMENT COMPANY. Through the Operating Partnership's 100% ownership of the preferred stock of the Management Company, the Operating Partnership is entitled to receive 95% of the amounts paid as dividends by the Management Company. The remaining amounts paid as dividends by the Management Company are paid to the holders of common stock of the Management Company. To date, the Management Company has not declared or paid any dividends. Mr. Kelter, Hudson Bay Partners, L.P. and McBride Hudson Bay, L.P., own 40%, 30% and 30%, respectively, of the common stock of the Management Company. Mr. Lesser is the president, sole director and sole shareholder of the general partner of Hudson Bay Partners, L.P., and Hudson Bay. Hudson Bay (a 5% Holder) is an affiliate of Hudson Bay Partners, L.P. Messrs. Timothy B. McBride and David F. McBride and Hudson Bay have an interest in McBride Hudson Bay, L.P. The Operating Partnership, in the normal course of business, advances funds to the Management Company to fund working capital needs. The Operating Partnership has a management agreement with the Management Company for property management and leasing services. Under the terms of this Agreement the Management Company receives a management fee based upon a percentage of rent for all properties it manages. In 1998, the Management Company received $1,119,000 in management fees from the Company. In addition, the Management Company is reimbursed for the salaries of certain employees involved in management and operations of the Company's properties and earns leasing commissions on leases brokered by its employees. In 1998, the Management Company received $294,000 in such reimbursements and $84,000 in leasing commissions. The Company believes that the management fee paid to the Management Company is based upon competitive rates.

    The Management Company manages two properties which are owned by entities in which Mr. Kelter has a general partnership interest. In addition, certain other executives of the Company have limited partnership interests in one of these entities.

    PAYMENT OF COMMISSIONS EARNED BY EMPLOYEES OF PENN SQUARE PROPERTIES,
INC. The Management Company paid Mr. Begier (an executive officer of the Company) $567,900 in 1998 for commissions earned by him as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization. The Management Company also paid Mr. Butte (an executive officer of the Company) $86,930 in 1998 for commissions earned by him as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Company and persons, or "groups" of persons, who own more than 10% of a registered class of the Company's equity securities (collectively, "Covered Persons") to file with the Securities and Exchange Commission and the American Stock Exchange, within specified time periods, initial reports of beneficial ownership, and subsequent reports of changes in ownership, of certain equity securities of the Company. Based solely on its review of copies of such reports furnished to it and upon written representations of Covered Persons that no other reports were required, other than as described below, the Company believes that all such filing requirements applicable to Covered Persons with respect to all periods up to and including 1998 have been complied with on a timely basis other than the following:

                                                                     REPORT FILED
NAME                                    NUMBER OF LATE REPORTS           LATE                  TRANSACTION(S)
-----------------------------------  -----------------------------  ---------------  -----------------------------------
Francesco Galesi...................                    1                  Form 3                     --
Michael J. Falcone.................                    1                  Form 3                     --
Timothy E. McKenna.................                    1                  Form 3                     --
Stephen J. Butte...................                    1                  Form 3                     --
James R. Mulvihill.................                    1                  Form 4     Sale of 3050 shares of common stock
                                                                                               in January 1998
David H. Lesser....................                    4                  Form 4                     (1)

------------------------

(1) Transactions related to the purchase of shares in the following amounts and dates:

       123 shares on March 17, 1998
       122 shares on June 15, 1998
       209 shares on September 11, 1998
       204 shares on November 24, 1998.

                              INDEPENDENT AUDITORS

    It is not the Company's practice to submit to stockholders a proposal for the selection or ratification of the Company's independent certified public accountants, and no such proposal is submitted hereby. The Board has selected Arthur Andersen LLP as the Company's independent auditors for 1999. The Company expects representatives of that firm to be present at the Meeting. They will be given an opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

                            SOLICITATION OF PROXIES

    The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone, electronic mail or otherwise, but no such person will be compensated for such services. The Company will request banks, brokers and other nominees and fiduciaries to forward proxy materials to beneficial owners of Common Stock held of record by them and will, upon request, reimburse them for their reasonable out-of-pocket expenses in so doing.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy material for the 2000 Annual Meeting of stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company at its principal executive offices set forth above no later than January 1, 2000. In addition, any stockholder who wishes to propose a nominee to the Board or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended), must comply with the advance notice provisions and other requirements of Section 2.8 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.

                           ANNUAL REPORT ON FORM 10-K

    UPON REQUEST, THE COMPANY WILL FURNISH FREE OF CHARGE TO RECORD AND BENEFICIAL OWNERS OF ITS COMMON STOCK A COPY OF ITS 1998 ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS). COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES SET FORTH ABOVE.

                                 OTHER MATTERS

    A copy of the Company's 1998 Annual Report to Stockholders is enclosed but is not to be regarded as proxy solicitation material.

    At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          By Order of the Board of Directors
                                          Timothy A. Peterson, Secretary

Dated: April 30, 1999

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                      620 WEST GERMANTOWN PIKE, SUITE 200
                           PLYMOUTH MEETING, PA 19462
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all previous proxies, hereby appoints Jeffrey E. Kelter, David F. McBride and Timothy A. Peterson, or any of them, as proxies, each with full power of substitution and all of the powers which the undersigned would possess if present in person, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of common stock of American Real Estate Investment Corporation (the "Company") registered in the name of the undersigned on April 26, 1999 at the Annual Meeting of Stockholders of the Company to be held on June 3, 1999, and at any adjournment or postponement thereof.

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    Receipt of the Company's Notice of Annual Meeting of Stockholders, Proxy Statement and the Annual Report to Stockholders is acknowledged.

          (IMPORTANT--TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
1.         ELECTION OF DIRECTORS                   FOR ALL     WITHHELD FROM
                                                   NOMINEES    ALL NOMINEES

                                                     / /            / /
NOMINEES: Jeffrey E. Kelter, Russell Platt

FOR, except vote withheld from the following
nominee(s)
---------------------------------------
2.         To approve the adoption of an             FOR          AGAINST       ABSTAIN
           Agreement and Plan of Merger to
           effect the reorganization of the
           Company from a Maryland corporation
           to a Maryland statutory real estate
           investment trust
                                                     / /            / /           / /

3.         To approve an amendment to our            FOR          AGAINST       ABSTAIN
           Articles of Incorporation changing
           the name of the Company to "Keystone
           Property Trust Corp." if Proposal 2
           is not approved.
                                                     / /            / /           / /
4.         In their discretion, the proxies are
           authorized to vote upon such other
           business as may properly come before
           the meeting
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.

---------, 1999               ---------------     ---------, 1999 --------------------  PLEASE MARK, SIGN, DATE
                              Signature                          Signature (if held    AND RETURN THIS PROXY
                              Title (if required)                jointly)               CARD PROMPTLY USING
                                                                                       THE ENCLOSED ENVELOPE